Exhibit 99.1

Mativ Announces Third Quarter 2023 Results

ALPHARETTA, GA, November 8, 2023 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended September 30, 2023. On July 6, 2022, Schweitzer-Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the merger"). Financial results for periods prior to the July 6, 2022 merger reflect only the continuing operations of legacy SWM results. On August 1, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) announced the planned sale of its Engineered Papers business, which is now presented as discontinued operations. Financial results for continuing operations exclude Engineered Papers in all periods.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Comparable" non-GAAP measures used to compare current period Mativ results with the combined reported results for legacy Neenah and SWM operations, adjusted for certain reclassifications and other reporting conformations in the periods prior to the close of the merger. The Company's December 22, 2022 Form 8-K includes reconciliations of periods prior to the merger.

Mativ Third Quarter 2023 Highlights (Continuing Operations)

•Sales decreased 9.7% to $498.2 million, reflecting lower volume partly offset by higher selling prices and currency translation
•GAAP loss was $464.3 million, GAAP EPS was $(8.50). Results included a non-cash goodwill impairment charge of $401.0 million ($7.30 per share) and $24.3 million ($0.40 per share) related to asset write-downs and the planned divestiture of Engineered Papers
•Adjusted income was $11.2 million, Adjusted EPS was $0.21, and Adjusted EBITDA was $55.4 million (see non-GAAP reconciliations). Adjusted EBITDA was down 20% versus the prior year, as impacts from lower volumes more than offset net benefits of price/input costs and synergies
Non-Cash Goodwill Impairment Charge
During the third quarter of fiscal 2023 the Company performed a goodwill impairment analysis which resulted in recording $401.0 million of pre-tax, non-cash goodwill impairment. The impairment was attributable to certain acquisitions and the sustained weakening of macroeconomic conditions, as well as the Company’s market valuation evolution since the merger.

Management Commentary

Chief Executive Officer Julie Schertell commented, "As we mark the start of our second year as Mativ, despite the current challenging environment, I am encouraged by what we have accomplished and where we are headed. During the past year we brought two great companies together, established a can-do culture, and quickly identified and began realizing significant synergies. Additionally, we completed a rigorous assessment of our business portfolio, leading to the decision to divest Engineered Papers (EP). As we move forward, in addition to targeted volume and growth initiatives, our teams are focused on increasing operating and capital efficiencies to further enhance cash flows, and multiple actions are underway to reduce spending, optimize our footprint, and continue to deliver working capital efficiencies."

"Our actions are especially appropriate in today’s uncertain economic and geopolitical environment. Third quarter results reflect the continued impact of weak customer demand and destocking in this environment, as well as normal seasonal slowing in the second half of the year. With volume the biggest near-term challenge in both segments, we are working very closely with our customers, aggressively managing costs, and continuing to deliver positive price/input cost performance."

Ms. Schertell concluded, "Following the EP sale, Advanced Technical Materials will represent 80 percent of Mativ. Our ATM businesses are well-positioned in large, fast-growing markets where we provide unique, defensible solutions and deliver attractive mid-teen EBITDA margins. As volumes recover throughout the next year, we expect to increase margins across both segments and reach our stated quarterly EBITDA target of $70 million and grow from there. Our teams are prioritizing actions to actively address short-term challenges, while continuing to execute against a clear long-term strategy, part of which is a continued commitment to de-lever, as exemplified by our previously communicated intent to use net proceeds from the EP sale to reduce our debt by more than one third. I’m confident these efforts, in tandem, will accelerate our growth, strengthen our financial position, and deliver added value to our shareholders."
Mativ Third Quarter 2023 Financial Results from Continuing Operations

Note: The Reported Results below reflect consolidated Mativ results in the current and prior period. See the supplemental tables titled Non-GAAP Reconciliation of Continuing Operations for additional financial information regarding the combined company’s financial information.

Advanced Technical Materials (ATM)	Three Months Ended September 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$393.8	$426.1	$(32.3)
GAAP Operating Profit & Margin %	$(378.8)	$31.5	$(410.3)	(96.2)%	7.4%
Adjusted EBITDA & Margin %	$58.7	$62.2	$(3.5)	14.9%	14.6%

Advanced Technical Materials (ATM) segment sales of $393.8 million were down 7.6% versus the prior year period, reflecting lower volume partly offset by higher selling prices and favorable currency translation. Lower volume across the segment reflect increased customer caution in the current uncertain economic environment, as well as impacts of seasonal slowing, particularly in Europe. Healthcare was a top performer, with double-digit growth for the quarter.

GAAP Operating Profit in 2023 included the goodwill impairment charge of $401.0 million as well as $8.7 million in other expenses related to footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) decreased 6% compared to the prior year period, with lower volumes offsetting favorable impacts of net selling price/input cost increases, and currency translation. Margins were sustained at mid-teen levels and increased 30 basis points versus the prior year, in part due to merger synergies and more profitable mix of products sold.

Fiber-Based Solutions (FBS)	Three Months Ended September 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$104.4	$125.4	$(21.0)
GAAP Operating Profit & Margin %	$(4.4)	$10.3	$(14.7)	(4.2)%	8.2%
Adjusted EBITDA & Margin %	$14.8	$25.8	$(11.0)	14.2%	20.6%

Fiber-Based Solutions (FBS) segment sales, now comprised solely of Packaging and Specialty Papers, were $104.4 million, down 16.7% versus a very strong prior year period. Volume was lower compared to the prior year when significant industry-wide customer inventory builds occurred. Lower demand for premium business papers and packaging, along with continued customer destocking, offset benefits from increased sales of consumer papers and higher selling prices.

GAAP Operating Profit in 2023 included $10.4 million of other expenses primarily related to fixed asset write-downs. Adjusted EBITDA (see non-GAAP reconciliations) decreased 43% versus prior year as favorable net selling price/input costs and cost reduction initiatives were more than offset by lower volumes and associated fixed cost absorption. In addition, manufacturing costs in 2022 benefited from a significant one-time positive impact following the merger and harmonization of inventory costing systems.

Unallocated	Three Months Ended September 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
GAAP Operating Expense & % of Sales	$(36.7)	$(73.4)	$36.7	(7.4)%	(13.3)%
Adjusted EBITDA & % of Sales	$(18.1)	$(18.4)	$0.3	(3.6)%	(3.3)%

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) were in line with prior year. GAAP operating expenses included $5.2 million of EP divestiture expenses.

Interest expense was $16.8 million versus $14.9 million in the prior year period. The increase was primarily due to higher interest rates on floating rate debt in 2023.

Other income (expense), net of $(0.3) million decreased $1.7 million compared with the prior year income of $1.4 million. The decrease in 2023 was primarily due to losses on foreign exchange contracts.

Tax rate was (6.2)% during 3Q:23.The unusually low tax rate was driven by a goodwill impairment that was not deductible for tax purposes and a $31.7 million tax expense related to a valuation allowance that reduced the carrying value of a long-term tax asset, as that asset is not expected to be fully realized in the future. Excluding the impact of that valuation allowance and other non-GAAP adjustments, the Company's tax rate was 17.1%.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustments to third quarter 2023 results were as follows:

•$7.30 per share of goodwill impairment expenses related to our ATM segments
•$0.72 per share of expenses related to discrete tax items, including tax valuation allowances
•$0.28 per share of costs to write down assets
•$0.23 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.14 per share of expenses related to the Merger, which included integration and severance expenses
•$0.08 per share of expenses related to the pending sale of our Engineered Papers business

Cash Flow & Debt

Year-to-date 2023 cash provided by operating activities was $37.8 million. Capital spending and software costs totaled $49.9 million. Working capital was a $13.4 million use of cash.

Total debt was $1,738.5 million as of September 30, 2023 and total cash was $84.7 million resulting in net debt of $1,653.8 million. Total liquidity was approximately $414 million, consisting of $85 million of cash and $329 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

Discontinued Operations

Sales related to the Company's discontinued operations were $127.2 million in the third quarter and GAAP earnings were $9.3 million, or $0.17 per share.

Dividend & Share Repurchases

On August 1, 2023, the Company announced capital allocation changes, including plans to modify the quarterly dividend from $0.40 to $0.10 per share. The first dividend payment of $5.5 million at this new rate was paid in the third quarter. The Company announced its next quarterly cash dividend of $0.10 per share payable on December 15, 2023 to stockholders of record as of November 24, 2023.

During the third quarter, the company used $4.4 million to repurchase shares. The Company intends to repurchase shares periodically and opportunistically to offset dilution due to stock compensation.

Conference Call

Mativ will hold a conference call to review third quarter 2023 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, November 9, 2023. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The company makes material impacts on the world every day through a wide range of critical components and engineered solutions that solve our customers’ most complex challenges. We manufacture on three continents and generate sales in nearly 100 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging and more. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, any lingering impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words. In addition, the amount of the goodwill impairment charge announced today is based in part on estimates of future performance, so this announcement should also be considered a forward-looking statement.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ, including the pending sale of the Company's Engineered Papers business;
•Adverse changes in the filtration, release liners, protective solutions, industrials and healthcare sectors impacting key ATM segment customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs in our ATM or FBS operating segments;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Business disruptions from the merger that will harm the Company’s business, including current plans and operations;
•The possibility that Mativ may be unable to successfully integrate Neenah’s operations with those of Mativ and achieve expected synergies and operating efficiencies within the expected time-frames or at all;
•Potential adverse reactions or changes to business relationships resulting from the Neenah merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients;
•Our ability to attract and retain key personnel, including as a result of the merger, labor shortages, labor strikes, stoppages or other disruptions;
•The substantial indebtedness Mativ has incurred and assumed in connection with the Neenah merger and the need to generate sufficient cash flows to service and repay such debt;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates;
•The phasing out of USD LIBOR rates after 2023 and the replacement with SOFR;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ, including the dilution caused by Mativ's issuance of additional shares of its common stock in connection with the Neenah Merger;
•Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•The continued evolution of COVID-19, or new public health crises that may arise in the future, could have adverse and disparate impacts on the Company, our employees and customers;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, particularly our sales of combustible products business within the tobacco industry, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Combined Legacy Financial Information

Due to the significance of the merger and the resulting change in our reportable segments, Mativ is providing the supplemental combined legacy financial information set forth in the tables below under the captions “Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability” and “Non-GAAP Reconciliation of Organic Net Sales Growth” to enhance its investors’ ability to evaluate and compare the Company's operating performance on a combined basis with Neenah. The purpose of the supplemental legacy combined financial information is to reflect changes to our reportable segments and to present certain non-GAAP financial measures on a combined company basis.

The supplemental combined legacy financial information in the attached schedules is not necessarily indicative of the operating results of the combined companies had the merger been completed at the beginning of or prior to the periods presented or of the operating results of the combined company in the future. The supplemental combined legacy financial information for periods prior to the date of the merger does not reflect cost savings or other synergies anticipated as a result of the merger. The supplemental combined legacy financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$498.2	$551.5	(9.7)%	$1,573.7	$1,112.5	41.5%
Cost of products sold	411.5	455.4	(9.6)	1,303.8	893.9	45.9
Gross profit	86.7	96.1	(9.8)	269.9	218.6	23.5

Selling expense	20.5	19.1	7.3	60.6	41.1	47.4
Research and development expense	5.4	5.9	(8.5)	16.6	12.7	30.7
General expense	63.4	100.9	(37.2)	185.8	189.8	(2.1)
Total nonmanufacturing expenses	89.3	125.9	(29.1)	263.0	243.6	8.0

Goodwill impairment expense	401.0	—	N.M.	401.0	—	N.M.
Restructuring and other impairment expense	16.3	1.8	N.M.	17.6	17.3	1.7
Operating loss	(419.9)	(31.6)	N.M.	(411.7)	(42.3)	N.M.
Interest expense	16.8	14.9	12.8	48.8	43.7	11.7
Other income (expense), net	(0.3)	1.4	N.M.	(3.6)	5.2	N.M.
Loss from continuing operations before income taxes	(437.0)	(45.1)	N.M.	(464.1)	(80.8)	N.M.
Income tax expense (benefit), net	27.3	(11.1)	N.M.	30.0	(14.4)	N.M.
Net loss from continuing operations	(464.3)	(34.0)	N.M.	(494.1)	(66.4)	N.M.
Income (loss) from discontinued operations	9.3	11.5	(19.1)	26.9	57.3	(53.1)
Net loss	(455.0)	$(22.5)	N.M.	(467.2)	(9.1)	N.M.
Dividends to participating securities	(0.5)	$(0.2)	N.M.	(0.7)	(0.7)	—
Net loss attributable to Common Stockholders	(455.5)	$(22.7)	N.M.	(467.9)	(9.8)	N.M.

Net loss per share - basic:
Loss per share from continuing operations	$(8.50)	$(0.65)	N.M.	$(9.06)	$(1.74)	N.M.
Income per share from discontinued operations	0.17	0.22	(22.7)	0.49	1.49	(67.1)
Basic	$(8.33)	$(0.43)	N.M.	$(8.57)	$(0.25)	N.M.

Net loss per share – diluted:
Loss per share from continuing operations	$(8.50)	$(0.65)	N.M.	$(9.06)	$(1.74)	N.M.
Income per share from discontinued operations	0.17	0.22	(22.7)	0.49	1.49	(67.1)%
Diluted	$(8.33)	$(0.43)	N.M.	$(8.57)	$(0.25)	N.M.

Weighted average shares outstanding:
Basic	54,659,100	52,593,900		54,600,100	38,415,900
Diluted	54,659,100	52,593,900		54,600,100	38,415,900

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$84.7	$101.1
Accounts receivable, net	179.3	178.2
Inventories, net	364.6	414.6
Income taxes receivable	18.4	19.4
Other current assets	29.1	27.6
Current assets held for sale	238.3	233.8
Total current assets	914.4	974.7
Property, plant and equipment, net	665.2	691.5
Finance lease right-of-use assets	16.7	17.3
Operating lease right-of-use assets	38.9	30.6
Deferred income tax benefits	2.8	34.4
Goodwill	468.0	844.2
Intangible assets, net	636.6	710.3
Other assets	128.6	110.1
Noncurrent assets held for sale	246.6	256.1
Total assets	$3,117.8	$3,669.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$34.5	$33.6
Finance lease liabilities	0.9	0.9
Operating lease liabilities	8.5	8.5
Accounts payable	149.3	180.6
Income taxes payable	11.8	10.2
Accrued expenses and other current liabilities	108.8	129.0
Current liabilities held for sale	89.7	103.4
Total current liabilities	403.5	466.2
Long-term debt	1,704.0	1,656.4
Finance lease liabilities, noncurrent	17.1	17.6
Operating lease liabilities, noncurrent	30.5	25.0
Long-term income tax payable	7.7	13.9
Pension and other postretirement benefits	55.6	60.3
Deferred income tax liabilities	137.2	152.1
Other liabilities	26.2	31.5
Noncurrent liabilities held for sale	63.0	66.9
Total liabilities	2,444.8	2,489.9
Stockholders’ equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,454,709 and 54,929,973 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	5.4	5.5
Additional paid-in-capital	668.3	658.5
Retained earnings	86.3	610.7
Accumulated other comprehensive loss, net of tax	(87.0)	(95.4)
Total stockholders’ equity	673.0	1,179.3
Total liabilities and stockholders’ equity	$3,117.8	$3,669.2

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating
Loss from continuing operations	$(494.1)	$(66.4)
Non-cash items included in net loss:
Depreciation and amortization	112.4	72.5
Amortization of deferred issuance costs	5.6	5.1
Goodwill Impairment	401.0	—
Other impairments	14.8	13.6
Deferred income tax	24.9	(5.0)
Pension and other postretirement benefits	(10.4)	(5.9)
Stock-based compensation	9.3	16.5
Gain on sale of assets	—	(2.9)
Gain on foreign currency transactions	(1.2)	(19.8)
Other non-cash items	(7.3)	3.3
Cash received from settlement of interest swap agreements	—	23.6
Other operating	(3.8)	—
Net changes in operating working capital	(13.4)	(79.3)
Net cash provided by (used in) operating activities of:
Continuing operations	37.8	(44.7)
Discontinued operations	14.6	61.8
Net cash provided by operations	52.4	17.1
Investing
Capital spending	(49.4)	(27.1)
Capitalized software costs	(0.5)	(2.1)
Acquisitions, net of cash acquired	—	(462.5)
Proceeds from sale of assets	—	7.4
Cash received from settlement of cross-currency swap contracts	—	35.8
Other investing	0.5	(4.9)
Net cash used in investing of:
Continuing operations	(49.4)	(453.4)
Discontinued operations	(8.8)	(8.2)
Net cash used in investing	(58.2)	(461.6)
Financing
Cash dividends paid	(49.8)	(50.1)
Proceeds from long-term debt	180.0	720.4
Payments on long-term debt	(134.2)	(179.5)
Payments for debt issuance costs	(1.5)	(22.6)
Payments on financing lease obligations	(0.7)	(0.3)
Purchases of common stock	(7.0)	(6.4)
Net cash provided by (used in) financing of:
Continuing operations	(13.2)	461.5
Discontinued operations	(0.9)	(1.2)
Net cash provided by (used in) financing	(14.1)	460.3
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(8.2)
Increase (decrease) in cash and cash equivalents	(20.8)	7.6
Cash and cash equivalents at beginning of period	124.4	74.7
Cash and cash equivalents at end of period	$103.6	$82.3

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY
On August 1, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) announced the planned sale of its Engineered Papers business, which is now presented as discontinued operations.

Effective July 6, 2022, in connection with the close of the merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is comprised of the legacy SWM Engineered Papers segment and the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus periods subsequent to the September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results.

Net Sales from Continuing Operations
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
ATM	$393.8	$426.1	(7.6)%	$1,248.0	$987.1	26.4%
FBS	104.4	125.4	(16.7)%	325.7	125.4	159.7%
Total Consolidated	$498.2	$551.5	(9.7)%	$1,573.7	$1,112.5	41.5%

Operating Profit from Continuing Operations
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$(378.8)	$31.5	(96.2)%	7.4%	$(306.1)	$71.2	(24.5)%	7.2%
FBS	(4.4)	10.3	(4.2)%	8.2%	(1.1)	9.1	(0.3)%	7.3%
Unallocated	(36.7)	(73.4)	(7.4)%	(13.3)%	(104.5)	(122.6)	(6.6)%	(11.0)%
Total Consolidated	$(419.9)	$(31.6)	(84.3)%	(5.7)%	$(411.7)	$(42.3)	(26.2)%	(3.8)%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
ATM - Amortization of intangibles and other purchase accounting adjustments	$14.5	$16.1	$35.9	$38.3
ATM - Restructuring, impairment, and other expenses	409.7	2.2	411.2	16.5
FBS - Amortization of intangibles and other purchase accounting adjustments	1.1	8.6	11.0	8.6
FBS - Restructuring, impairment, and other expenses	10.3	0.1	10.3	1.5
FBS - Acquisition/Merger and integration costs	—	(0.1)	—	(0.1)
FBS - Divestiture costs	0.1	—	0.1	—
Unallocated - Restructuring, impairment, and other expenses	—	5.2	1.1	5.2
Unallocated - Acquisition/Merger and integration costs	9.2	46.8	28.7	60.4
Unallocated - Divestiture costs	5.2	—	5.2	—
Unallocated - Financing fees(1)	2.4	—	2.4	—
Total Consolidated	$452.5	$78.9	$505.9	$130.4
(1) Financing fees incurred for the Receivables Sales Agreement for the three months ended September, 30, 2023.

Adjusted Operating Profit from Continuing Operations
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$45.4	$49.8	11.5%	11.7%	$141.0	$126.0	11.3%	12.8%
FBS	7.1	18.9	6.8%	15.1%	20.3	19.1	6.2%	15.2%
Unallocated	(19.9)	(21.4)	(4.0)%	(3.9)%	(67.1)	(57.0)	(4.3)%	(5.1)%
Total Consolidated	$32.6	$47.3	6.5%	8.6%	$94.2	$88.1	6.0%	7.9%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
ATM - Depreciation and stock-based compensation	$13.3	$12.4	$39.6	$27.8
FBS - Depreciation and stock-based compensation	7.7	6.9	23.4	6.9
Unallocated - Depreciation and stock-based compensation	1.8	3.0	6.2	8.0
Total Consolidated	$22.8	$22.3	$69.2	$42.7

Adjusted EBITDA from Continuing Operations
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$58.7	$62.2	14.9%	14.6%	$180.6	$153.8	14.5%	15.6%
FBS	14.8	25.8	14.2%	20.6%	43.7	26.0	13.4%	20.7%
Unallocated	(18.1)	(18.4)	(3.6)%	(3.3)%	(60.9)	(49.0)	(3.9)%	(4.4)%
Total Consolidated	$55.4	$69.6	11.1%	12.6%	$163.4	$130.8	10.4%	11.8%

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Three Months Ended September 30,

Mativ 2022 Net Sales from Continuing Operations	$426.1	$125.4	$551.5
July 1 to July 6 Neenah stub period adjustment (1)	4.0	5.5	9.5
Divestiture/closure adjustments	(3.7)	—	(3.7)
Mativ 2022 comparable Net Sales from Continuing Operations	$426.4	$130.9	$557.3

Mativ 2023 Net Sales	$393.8	$104.4	$498.2
Divestiture/closure adjustments	—	—	—
Mativ 2023 comparable Net Sales from Continuing Operations	$393.8	$104.4	$498.2
Organic growth	(7.6)%	(20.2)%	(10.6)%

Currency effects on 2023	$(9.3)	$0.2	$(9.1)
Mativ 2023 comparable Net Sales from Continuing Operations with Currency Adjustment	$403.1	$104.2	$507.3
Organic constant currency growth	(5.5)%	(20.4)%	(9.0)%
(1) Adjustment for estimated Net Sales for the period July 1st to July 6th not included in SWM's or Neenah's Reported Net Sales.

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating profit from continuing operations	$(419.9)	$(31.6)	$(411.7)	$(42.3)
Plus: Restructuring and other impairment related expenses	19.0	1.8	21.6	17.5
Plus: Goodwill impairment	401.0	—	401.0	—
Plus: Purchase accounting adjustments	15.6	24.7	46.9	46.9
Plus: Acquisition/merger and integration related costs	9.2	46.7	28.7	60.3
Plus: Divestiture costs	5.3	—	5.3	—
Plus: Cybersecurity expenses	—	5.7	—	5.7
Plus: Financing fees	2.4	—	2.4	—
Adjusted Operating Profit from continuing operations	$32.6	$47.3	$94.2	$88.1

Income (loss) from continuing operations	$(464.3)	$(34.0)	$(494.1)	$(66.4)
Plus: Restructuring and other impairment expenses	16.3	$1.8	17.6	17.3
Less: Tax impact of restructuring and other impairment expense	(1.6)	$(0.4)	(1.9)	(3.7)
Plus: Goodwill impairment	401.0	$—	401.0	—
Less: Tax impact of goodwill impairment	—	$—	—	—
Less: Gain on sale of assets	—	$—	—	(2.9)
Plus: Tax impact on gain on sale of assets	—	$—	—	0.8
Plus: Other restructuring related expenses	2.8	$—	4.2	—
Less: Tax impact of other restructuring related expenses	(0.7)	$—	(1.0)	—
Plus: Purchase accounting adjustments	15.6	$24.7	46.9	46.9
Less: Tax impact of purchase accounting adjustments	(2.5)	$(5.7)	(10.2)	(10.4)
Less: Litigation/tax settlement	—	$—	4.9	—
Plus: Tax impact of litigation/tax settlement	1.2	$—	—	—
Plus: Cybersecurity expenses	—	$5.7	—	5.7
Less: Tax impact of cybersecurity expenses	—	$(1.3)	—	(1.3)
Plus: Acquisition/merger and integration related costs	9.6	$46.7	29.2	63.6
Less: Tax impact on acquisition/merger and integration related costs	(2.1)	$(6.4)	(6.8)	(10.0)
Plus: Divestiture costs	5.3	$0.4	5.3	0.4
Less: Tax impact of divestiture costs	(1.2)	$(0.1)	(1.3)	—
Less: Luxembourg valuation allowance release	31.7	$—	31.7	—
Plus: Reversal of valuation allowance on prior year tax credits	6.4	$—	6.4	—
Plus: Tax legislative changes, net of other discrete items	(6.3)	$(3.2)	2.2	(1.1)
Adjusted Income from continuing operations	$11.2	$28.2	$34.1	$38.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings (loss) per share from continuing operations - diluted	$(8.50)	$(0.65)	$(9.06)	$(1.74)
Plus: Restructuring and other impairment related expenses	0.31	0.03	0.32	0.46
Less: Tax impact of restructuring and other impairment expense	(0.03)	(0.01)	(0.03)	(0.09)
Plus: Goodwill impairment	7.30	—	7.30	—
Less: Tax impact of goodwill impairment	—	—	—	—
Less: Gain on sale of assets	—	—	—	(0.07)
Plus: Tax impact on gain on sale of assets	—	—	—	0.02
Plus: Other restructuring related expenses	0.05	—	0.09	—
Less: Tax impact of other restructuring related expenses	(0.01)	—	(0.02)	—
Plus: Purchase accounting adjustments	0.28	0.47	0.86	1.21
Less: Tax impact of purchase accounting adjustment	(0.05)	(0.11)	(0.19)	(0.27)
Less: Litigation/tax settlement	—	—	0.09	—
Plus: Tax impact of litigation/tax settlement	0.02	—	—	—
Plus: Cybersecurity expenses	—	0.11	—	0.15
Less: Tax impact of cybersecurity expenses	—	(0.02)	—	(0.03)
Plus: Acquisition/merger and integration related costs	0.18	0.89	0.54	1.65
Less: Tax impact on acquisition/merger and integration related costs	(0.04)	(0.12)	(0.12)	(0.26)
Plus: Divestiture costs	0.10	—	0.10	0.01
Less: Tax impact of divestiture costs	(0.02)	—	(0.02)	—
Less: Luxembourg valuation allowance release	0.59	—	0.59	—
Plus: Reversal of valuation allowance on prior year tax credits	0.13	—	0.12	—
Plus: Tax legislative changes, net of other discrete items	(0.10)	(0.06)	0.05	(0.03)
Adjusted Earnings Per Share from continuing operations - diluted	$0.21	$0.53	$0.62	$1.01

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income (loss) from continuing operations	$(464.3)	$(34.0)	$(494.1)	$(66.4)
Plus: Interest expense	16.8	14.9	48.8	43.7
Plus: Financing fees	2.4	—	2.4	—
Plus: Provision for income taxes	27.3	(11.1)	30.0	(14.4)
Plus: Depreciation & amortization	36.9	35.0	110.5	72.4
Plus: Stock compensation expense	1.4	2.0	4.0	7.2
Plus: Inventory step up expense	—	10.0	1.4	10.0
Plus: Restructuring and impairment expense	16.3	1.8	17.6	17.3
Plus: Goodwill impairment	401.0	—	401.0	—
Plus: Other restructuring related expense	2.8	—	4.2	—
Plus: Cybersecurity expenses	—	5.7	—	5.7
Plus: Acquisition/merger and integration related costs	9.2	46.7	28.7	60.5
Plus: Divestiture costs	5.3	—	5.3	—
Plus: Litigation/tax settlement	—	—	4.9	—
Plus: Other income, net	0.3	(1.4)	(1.3)	(5.2)
Adjusted EBITDA from continuing operations	$55.4	$69.6	$163.4	$130.8

Cash provided by (used in) operating activities of continuing operations	$32.3	$(19.0)	$37.8	$(44.7)
Less: Capital spending	(14.7)	(16.7)	(49.4)	(27.1)
Less: Capitalized software costs	—	(0.6)	(0.5)	(2.1)
Free Cash Flow from continuing operations	$17.6	$(36.3)	$(12.1)	$(73.9)

			September 30, 2023	December 31, 2022
Total Debt			$1,738.5	$1,690.0
Less: Cash			84.7	101.1
Net Debt from continuing operations			$1,653.8	$1,588.9

Non-GAAP Reconciliation of Continuing Operations for Comparability
(in millions) (Unaudited)
	Three Months Ended
	September 30, 2022			September 30, 2023
	Legacy Mativ	Adjustments(1)	Mativ Continuing Operations	Mativ Continuing Operations
Advanced Technical Materials (ATM)
Net Sales	$426.1	$—	$426.1	$393.8
GAAP Operating Profit	31.5	—	31.5	(378.8)
Amortization of intangibles and other purchase accounting adjustments	16.1	—	16.1	14.5
Restructuring, impairment, and other expenses	2.2	—	2.2	409.7
Adjusted Operating Profit	$49.8	$—	$49.8	$45.4
Adjusted Operating Profit Margin	11.7%	N/A	11.7%	11.5%
Depreciation and stock-based compensation expense (2)	12.4	—	12.4	13.3
Adjusted EBITDA	$62.2	$—	$62.2	$58.7
Adjusted EBITDA Margin	14.6%	N/A	14.6%	14.9%

Fiber-Based Solutions (FBS)
Net Sales	$248.0	$(122.6)	$125.4	$104.4
GAAP Operating Profit	27.8	(17.5)	10.3	(4.4)
Amortization of intangibles and other purchase accounting adjustments	8.6	—	8.6	1.1
Restructuring, impairment, and other expenses	0.5	(0.4)	0.1	10.3
Acquisition/Merger and integration costs	—	(0.1)	(0.1)	—
Divestiture costs	—	—	—	0.1
Adjusted Operating Profit	$36.9	$(18.0)	$18.9	$7.1
Adjusted Operating Profit Margin	14.9%	N/A	15.1%	6.8%
Depreciation and stock-based compensation expense (2)	12.1	(5.2)	6.9	7.7
Adjusted EBITDA	$49.0	$(23.2)	$25.8	$14.8
Adjusted EBITDA Margin	19.8%	N/A	20.6%	14.2%

Non-GAAP Reconciliation of Continuing Operations for Comparability
(in millions) (Unaudited)
	Three Months Ended
	September 30, 2022			September 30, 2023
	Legacy Mativ	Adjustments(1)	Mativ Continuing Operations	Mativ Continuing Operations
Corporate Unallocated
GAAP Operating Loss	$(73.2)	$—	$(73.2)	$(36.7)
Restructuring, impairment, and other expenses	5.2	—	5.2	—
Acquisition/Merger and integration costs	46.8	—	46.8	9.2
Divestiture costs	—	—	—	5.2
Financing fees	—	—	—	2.4
Adjusted Operating Loss	$(21.2)	$—	$(21.2)	$(19.9)
% of total Net Sales	(3.1)%	N/A	(3.8)%	(4.0)%
Depreciation and stock-based compensation expense (2)	3.0	—	3.0	1.8
Adjusted EBITDA	$(18.2)	$—	$(18.2)	$(18.1)
% of total Net Sales	(2.7)%	N/A	(3.3)%	(3.6)%

Consolidated
Net Sales	$674.1	$(122.6)	$551.5	$498.2
GAAP Operating Profit	(13.9)	(17.5)	(31.4)	(419.9)
Amortization of intangibles and other purchase accounting adjustments	24.7	—	24.7	15.6
Restructuring, impairment, and other expenses	7.9	(0.4)	7.5	420.0
Acquisition/Merger and integration costs	46.8	(0.1)	46.7	9.2
Divestiture costs	—	—	—	5.3
Financing fees	—	—	—	2.4
Adjusted Operating Profit	$65.5	$(18.0)	$47.5	$32.6
Adjusted Operating Profit Margin	9.7%	N/A	8.6%	6.5%
Depreciation and stock-based compensation expense (2)	27.5	(5.2)	22.3	22.8
Adjusted EBITDA	$93.0	$(23.2)	$69.8	$55.4
Adjusted EBITDA Margin	13.8%	N/A	12.7%	11.1%
(1) On August 1, 2023, the company announced the planned sale of its Engineered Papers (EP) business. The EP business is accounted for as discontinued operations which requires retrospective presentation of continuing operations for all periods presented. The adjustments remove the results of the discontinued EP business from each line within the Non-GAAP Reconciliation of Continuing Operations for Comparability tables.

(2) Depreciation and stock-based compensation excludes stock-based compensation included in acquisition/merger and integration costs.